EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the inclusion in this registration statement on Form SB-2 of our report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, dated March 31, 2004, except for Note 17 which is as of April 8, 2004, on our audit of the consolidated financial statements of Front Porch Digital, Inc. We also consent to the reference to our Firm under the caption "Experts".



                                              /s/ J.H. COHN LLP

Roseland, New Jersey
June 21, 2004